Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ameris Bancorp of our report dated February 24, 2012, relating to our audit of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of Ameris Bancorp and subsidiaries for the year ended December 31, 2011. We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

February 8, 2013